Identifier1PHTRANS\394415\1DateStamp1 PHTRANS\394415\1

Goldman Sachs Variable Insurance Trust - - Exhibits to Form N-SAR for the
 Semi-Annual Period Ended June 30, 2003

Exhibit 77Q1(a)

         1. Amendment No. 7 dated August 1, 2002 to Goldman Sachs Variable Insurance Trust's (the "Trust") Declaration of Trust is incorporated herein by reference to exhibit (a) (8) of Post Effective Amendment No. 7 to the Trust's Registration Statement filed with the Commission on April 15, 2003 (Accession No. 0000950123-03-004261).

         2. The Amended and Restated By-Laws of the Trust dated October 30, 2002 are incorporated herein by reference to exhibit (b)(3) of Post Effective Amendment No. 7 to the Trust's Registration Statement filed with the Commission on April 15, 2003 (Accession No. 0000950123-03-004261).